                                                                    Exhibit 99.1


           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-in-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

                INDEX TO HISTORICAL COMBINED FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              ----
INDEPENDENT AUDITORS' REPORT                                                                   F-2
COMBINED FINANCIAL STATEMENTS:
   Balance Sheets at December 31, 1999 and 2000 and at September 30, 2001 (Unaudited).......   F-3
   Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000,
      and for the Three Quarters ended October 1, 2000 and September 30, 2001 (Unaudited)...   F-4
   Statements of Stockholder's Deficiency for the Years Ended December 31, 1998, 1999
      and 2000, and for the Three Quarters ended September 30, 2001 (Unaudited).............   F-5
   Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000,
      and for the Three Quarters ended October 1, 2000 and September 30, 2001 (Unaudited)...   F-6
   Notes to Combined Financial Statements...................................................   F-7

SUPPLEMENTAL COMBINING SCHEDULES:
   Statement of Operations Information for the Year Ended December 31, 1998.................  F-23
   Statement of Cash Flows Information for the Year Ended December 31, 1998.................  F-24
   Balance Sheet Information at December 31, 1999...........................................  F-25
   Statement of Operations Information for the Year Ended December 31, 1999.................  F-26
   Statement of Cash Flows Information for the Year Ended December 31, 1999.................  F-27
   Balance Sheet Information at December 31, 2000...........................................  F-28
   Statement of Operations Information for the Year Ended December 31, 2000.................  F-29
   Statement of Cash Flows Information for the Year Ended December 31, 2000.................  F-30

                          INDEPENDENT AUDITORS' REPORT

Fitzgeralds Gaming Corporation:

     We have audited the accompanying combined balance sheets of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc., and 101 Main Street Limited Liability Company (collectively, the "Properties") (wholly owned subsidiaries of Fitzgeralds Gaming Corporation, the "Parent") (Debtors-in-Possession) as of December 31, 2000 and 1999, and the related combined statements of operations, stockholder's deficiency, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Properties' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Properties as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 2, the Properties have filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying combined financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such combined financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Properties; or (d) as to operations, the effect of any changes that may be made in their business.

     The accompanying combined financial statements have been prepared assuming that the Properties will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Parent's event of default on its senior secured registered notes, which are guaranteed by the Properties, along with the Properties' recurring losses and stockholder's deficiency raise substantial doubt about the Properties' ability to continue as a going concern. Parent management's plans concerning these matters are discussed in Note 2. The combined financial statements do not include adjustments that might result from the outcome of this uncertainty.

     Our audits were conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplemental combining schedules on pages F-22 through F-29 are presented for purposes of additional analysis of the basic combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual properties, and are not a required part of the basic combined financial statements. These schedules are the responsibility of the Properties' management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic combined financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic combined financial statements taken as a whole.

/s/ DELOITTE & TOUCHE LLP

March 19, 2001
(October 26, 2001 as to Note 16)

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

                             Combined Balance Sheets

                                                                                  At December 31,           At September 30,
                                                                                  ---------------
                                                                               1999             2000              2001
                                                                               ----             ----              ----
                                                                                                              (Unaudited)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents............................................   $  10,278,025    $   2,840,011    $   2,951,080
   Accounts receivable, net of allowance for
      doubtful accounts of $356,396, $0 and $0..........................       1,057,625               --          180,224
   Accounts receivable--related parties.................................          13,164               --
   Inventories..........................................................       1,143,027               --               --
   Prepaid expenses:
      Gaming taxes......................................................         853,859          265,381        1,000,686
      Other.............................................................       1,882,591          366,312          251,745
                                                                           -------------    -------------    -------------
         Total current assets...........................................      15,228,291        3,471,704        4,383,735
                                                                           -------------    -------------    -------------
PROPERTY AND EQUIPMENT, net.............................................     126,682,452               --               --
                                                                           -------------    -------------    -------------

OTHER ASSETS:
   Net assets held for sale.............................................              --      143,342,890      147,017,465
   Restricted cash......................................................       1,000,000          500,000          500,000
   Goodwill, net of accumulated amortization of
      $843,796, $0 and $0...............................................      13,335,365               --               --
   Accounts receivable--related parties.................................           3,208            5,309       18,255,106
   Other assets.........................................................         783,947               --               --
                                                                           -------------    -------------    -------------
         Total other assets.............................................      15,122,520      143,848,199      165,772,571
                                                                           -------------    -------------    -------------
TOTAL...................................................................   $ 157,033,263    $ 147,319,903    $ 170,156,306
                                                                           =============    =============    =============

LIABILITIES AND STOCKHOLDER'S DEFICIENCY
LIABILITIES NOT SUBJECT TO COMPROMISE
   CURRENT LIABILITIES:
   Current portion of long-term debt....................................   $     422,030    $          --    $          --
   Accounts payable.....................................................       2,959,639               --               --
   Accrued and other:
      Payroll and related...............................................       3,752,613          491,255        2,513,241
      Progressive jackpots..............................................       1,168,026               --               --
      Outstanding chips and tokens......................................         656,662               --               --
      Interest..........................................................          11,116               --               --
      Other.............................................................       5,632,370               --        1,937,704
                                                                           -------------    -------------    -------------
         Total current liabilities......................................      14,602,456          491,255        4,450,945
LONG-TERM DEBT, net of current portion..................................         297,462               --               --
NOTES PAYABLE, related parties, net of current portion..................     210,643,609               --               --
                                                                           -------------    -------------    -------------
         Total liabilities not subject to compromise....................     225,543,527          491,255        4,450,945
LIABILITIES SUBJECT TO COMPROMISE.......................................              --      225,873,496      220,703,315
                                                                           -------------    -------------    -------------
         Total liabilities..............................................     225,543,527      226,364,751      225,154,260
                                                                           -------------    -------------    -------------
COMMITMENTS AND CONTINGENCIES (Notes 8, 13 and 16)
   STOCKHOLDER'S DEFICIENCY Common stock--Fitzgeralds Mississippi, Inc.,
      $.01 par value; 8,000,000 shares authorized;
      8,000,000 shares issued and outstanding...........................          80,000           80,000           80,000
   Common stock--Fitzgeralds Las Vegas, Inc.,
      $.01 par value; 25,000 shares authorized;
      10,000 shares issued and outstanding..............................             100              100              100
   Additional paid-in-capital...........................................       7,586,667        7,586,667        7,586,667
   Accumulated deficit..................................................     (76,177,031)     (86,711,615)     (62,664,721)
                                                                           -------------    -------------    -------------
      Total stockholder's deficiency....................................     (68,510,264)     (79,044,848)     (54,997,954)
                                                                           -------------    -------------    -------------
TOTAL...................................................................   $ 157,033,263    $ 147,319,903    $ 170,156,306
                                                                           =============    =============    =============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

                        Combined Statements of Operations

                                                   For the Years Ended December 31,             For the Three Quarters Ended
                                                   --------------------------------             ----------------------------
                                                1998             1999             2000       October 1, 2000  September 30, 2001
                                                ----             ----             ----       ---------------  ------------------
                                                                                                    (Unaudited)
OPERATING REVENUES:
   Casino ................................  $ 130,465,348    $ 138,928,815    $ 148,776,855      112,933,844     $ 123,241,796
   Food and beverage .....................     19,300,024       18,729,064       19,586,213       15,022,762        14,994,449
   Rooms .................................     15,822,013       16,293,618       16,600,072       12,456,389        12,308,778
   Other .................................      3,108,856        3,285,207        3,530,032        2,614,635         2,883,185
                                            -------------    -------------    -------------    -------------     -------------
         Total ...........................    168,696,241      177,236,704      188,493,172      143,027,630       153,428,208
      Less promotional allowances ........     19,474,126       24,460,048       28,755,624       21,145,222        23,736,051
                                            -------------    -------------    -------------    -------------     -------------
         Net .............................    149,222,115      152,776,656      159,737,548      121,882,408       129,692,157
                                            -------------    -------------    -------------    -------------     -------------

OPERATING COSTS AND EXPENSES:
   Casino ................................     62,958,294       64,146,974       69,113,279       51,741,605        55,194,374
   Food and beverage .....................     14,647,725       11,793,071       11,508,965        8,686,687         8,713,808
   Rooms .................................     10,747,449       10,701,241       10,904,351        8,039,061         8,061,053
   Other .................................      1,911,115        1,877,030        1,717,182        1,331,463         1,309,257
   Selling, general and administrative ...     37,363,204       40,808,792       39,370,958       30,050,713        32,162,066
   Depreciation and amortization .........     11,051,550       11,726,085       11,687,964        9,295,083                --
   Reorganization items                                --               --           38,967               --           108,644
                                            -------------    -------------    -------------    -------------     -------------
         Total ...........................    138,679,337      141,053,193      144,341,666      109,144,612       105,549,202
                                            -------------    -------------    -------------    -------------     -------------

INCOME FROM OPERATIONS ...................     10,542,778       11,723,463       15,395,882       12,737,796        24,142,955

OTHER INCOME (EXPENSE):
   Interest income .......................        180,132          129,654          167,446          132,937            33,837
   Interest income--
      related party ......................         10,675               --               --               --                --
   Interest expense ......................       (391,302)        (210,314)         (71,382)         (50,851)          (40,401)
   Interest expense--
      related party ......................    (28,303,791)     (27,989,851)     (26,031,023)     (21,053,959)               --
   Equity in net loss of
      unconsolidated affiliates ..........     (1,352,693)              --               --               --                --
   Impairment loss .......................       (798,607)              --               --               --                --
   Other, net ............................     (1,156,367)          99,012            4,493           (6,752)          (89,497)
                                            -------------    -------------    -------------    -------------     -------------
NET INCOME (LOSS) ........................  $ (21,269,175)   $ (16,248,036)   $ (10,534,584)   $  (8,240,829)    $  24,046,894
                                            =============    =============    =============    =============     =============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

                 Combined Statements of Stockholder's Deficiency

                                                                       Additional                              Total
                                               Common Stock              Paid-In         Accumulated       Stockholder's
                                               ------------
                                         Shares           Amount         Capital           Deficit          Deficiency
                                         ------           ------         -------           -------          ----------
BALANCE, JANUARY 1, 1998 ...........       8,010,000   $     80,100   $    7,586,667   $   (38,659,820)  $   (30,993,053)
   Net loss ........................              --             --               --       (21,269,175)      (21,269,175)
                                     ---------------   ------------   --------------   ---------------   ---------------
BALANCE, DECEMBER 31, 1998 .........       8,010,000         80,100        7,586,667       (59,928,995)      (52,262,228)
   Net loss ........................              --             --               --       (16,248,036)      (16,248,036)
                                     ---------------   ------------   --------------   ---------------   ---------------
BALANCE, DECEMBER 31, 1999 .........       8,010,000         80,100        7,586,667       (76,177,031)      (68,510,264)
   Net loss ........................              --             --               --       (10,534,584)      (10,534,584)
                                     ---------------   ------------   --------------   ---------------   ---------------
BALANCE, DECEMBER 31, 2000 .........       8,010,000         80,100        7,586,667       (86,711,615)      (79,044,848)
Net income (unaudited) .............              --             --               --        24,046,894        24,046,894
                                     ---------------   ------------   --------------   ---------------   ---------------
BALANCE, SEPTEMBER 30, 2001
(unaudited) ........................       8,010,000   $     80,100   $    7,586,667   $   (62,664,721)  $   (54,997,954)
                                     ===============   ============   ==============   ===============   ===============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

                        Combined Statements of Cash Flows

                                                                                                     For the Three Quarters Ended
                                                                                                     ----------------------------
                                                           For the Years Ended December 31,           October 1,     September 30,
                                                           --------------------------------
                                                         1998            1999            2000            2000            2001
                                                         ----            ----            ----            ----            ----
                                                                                                              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ...........................     $(21,269,175)   $(16,248,036)   $(10,534,584)   $ (8,240,829)   $ 24,046,894
   Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depreciation and amortization .............       11,051,550      11,726,085      11,687,964       9,295,083              --
     Impairment loss ...........................          798,607              --              --              --              --
     Equity in net loss of unconsolidated
       affiliates ..............................        1,352,693              --              --              --              --
     Reorganization items incurred in
       connection with Chapter 11 and
       related legal proceedings ...............               --              --          38,967              --         108,644
     Other .....................................          (25,153)        (58,032)         36,487          37,488         120,221
     (Increase) decrease in accounts
       receivable, net .........................          153,968         136,090        (233,359)        110,059         (36,408)
     (Increase) decrease in inventories ........         (101,481)       (135,666)         98,529          75,867          49,880
     Increase in prepaid expenses ..............         (547,542)       (401,108)       (492,966)       (190,128)       (283,818)
     Increase in other assets ..................          (25,690)       (130,091)       (139,028)       (119,048)        (31,839)
     Increase (decrease) in accounts payable              787,069      (2,511,838)     (1,408,119)       (191,087)      1,043,073
     Increase (decrease) in accrued and
       other liabilities .......................        1,032,835         450,505      (2,124,978)     (2,448,395)       (839,759)
     Increase (decrease) in amounts due
       to related parties, net .................       14,595,841      15,945,345      15,134,274      10,377,728     (23,597,192)
     Increase in liabilities subject
       to compromise ...........................               --              --         106,677              --         461,559
                                                     ------------    ------------    ------------    ------------    ------------
   Net cash provided by operating
     activities before reorganization items ....        7,803,522       8,773,254      12,169,864       8,706,738       1,041,255
   Reorganization items incurred in
     connection with Chapter 11 and
     related legal proceedings .................               --              --         (38,967)             --        (108,644)
       Net cash provided by operating
           activities ..........................        7,803,522       8,773,254      12,130,897       8,706,738         932,611
                                                     ------------    ------------    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of assets ................           40,028          77,726           8,463          28,387          31,963
   Acquisition of property and equipment .......       (3,401,056)     (4,345,588)     (9,011,942)     (8,635,611)       (943,565)
   Decrease in restricted cash .................           38,415              --              --              --              --
   Advances to unconsolidated affiliates .......         (803,488)             --              --              --              --
   Other .......................................               --              --              --        (141,363)             --
                                                     ------------    ------------    ------------    ------------    ------------
       Net cash used in investing activities           (4,126,101)     (4,267,862)     (9,003,479)     (8,748,587)       (911,602)
                                                     ------------    ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt ..................      (3,874,758)     (2,975,622)       (453,560)       (371,115)       (214,345)
                                                     ------------    ------------    ------------    ------------    ------------
   Net cash used in financing activities .......       (3,874,758)     (2,975,622)       (453,560)       (371,115)       (214,345)
                                                     ------------    ------------    ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS ........................         (197,337)      1,529,770       2,673,858        (412,964)       (193,336)
CASH AND CASH EQUIVALENTS
   BEGINNING OF PERIOD .........................        8,945,592       8,748,255      10,278,025      10,278,025       2,840,011
(INCREASE) DECREASE IN CASH AND CASH
   EQUIVALENTS INCLUDED IN NET ASSETS
   HELD FOR SALE ...............................               --              --     (10,111,872)             --         304,405
                                                     ------------    ------------    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS END OF
   PERIOD ......................................     $  8,748,255    $ 10,278,025    $  2,840,011    $  9,865,061    $  2,951,080
                                                     ============    ============    ============    ============    ============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Organization and Financial Statement Presentation

     Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and 101 Main Street Limited Liability Company (collectively, the "Properties") are wholly owned subsidiaries of Fitzgeralds Gaming Corporation (the "Parent") (Debtors-in-Possession). The Properties own and operate the Fitzgeralds-brand casino-hotels in downtown Las Vegas, Nevada ("Fitzgeralds Las Vegas"), Tunica, Mississippi ("Fitzgeralds Tunica"), and Black Hawk, Colorado ("Fitzgeralds Black Hawk"). The Properties are marketed primarily to middle-market customers, emphasizing their Fitzgeralds brand and their "Fitzgeralds Irish Luck" theme.

     Other wholly owned subsidiaries of Fitzgeralds Gaming Corporation, which are not included in the combined financial statements herein, are Fitzgeralds Reno, Inc., Nevada Club, Inc., Fitzgeralds, Inc., Fitzgeralds Blackhawk, Inc. and Fitzgeralds Black Hawk, Inc.--II.

     As described in Note 13, the Properties are guarantors, and substantially all of their assets serve as collateral, under various debt agreements that the Parent has entered into with outside lenders. The Parent has experienced net losses during 1998, 1999 and 2000, is highly leveraged, and has a stockholders' deficiency at the end of both 1999 and 2000.

     On May 13, 1999, the Parent's Board of Directors determined that, pending a restructuring of its indebtedness, it would not be in the best interest of the Parent to make the regularly scheduled interest payments on its 10 7/8% senior secured registered notes due 2004 (the "Notes"). Accordingly, the Parent has not paid the regularly scheduled interest payments of $12.5 million that were due and payable on June 15, 1999, December 15, 1999 and June 15, 2000. Accordingly, an event of default under the indenture (the "indenture"), dated December 30, 1997, governing the Notes occurred on July 15, 1999, and continued until the Parent and the Properties filed a petition for relief under Chapter 11 of the Bankruptcy Code (the "Petition"). No action has been taken by either the indenture trustee or the holders of at least 25 percent of the Notes, as permitted under the indenture, to accelerate the Notes and declare the unpaid principal and interest to be due and payable. Failure to make the scheduled payment on June 15, 1999 resulted in a 1 percent increase in the interest rate to 13.25 percent, effective June 16, 1999 until the Parent and the Properties filed the Petition. In accordance with the indenture, the Parent began accruing interest on the unpaid interest at 13.25 percent, effective June 16, 1999 until the Parent and the Properties filed the Petition. See Note 2.

     The accompanying financial statements have been prepared on a going concern basis. The Properties incurred net losses of $21.3 million, $16.2 million and $10.5 million in 1998, 1999 and 2000, respectively. At December 31, 2000, stockholder's deficiency was $79.0 million. The Parent's inability to meet the interest payments on the Notes, which are guaranteed by the Properties, along with the Properties' recurring losses and stockholder's deficiency, raise substantial doubt about their ability to continue as a going concern.

     The accompanying combined financial statements as of September 30, 2001 and for the two quarters ended September 30, 2001 and October 1, 2000 have been prepared without audit. Accordingly, certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. All adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the interim combined financial statements have been included.

2.   Petition for Relief Under Chapter 11

General

     On December 5, 2000, the Parent and the Properties commenced cases under Chapter 11 of the Bankruptcy Code (collectively, the "Bankruptcy Cases") in the United States Bankruptcy Court for the Northern District of Nevada (the "Bankruptcy Court"). The Bankruptcy Cases are jointly administered and coordinated under Case No. BK-N-00-33467 GWZ. The Bankruptcy Cases were commenced in accordance with an Agreement Regarding Pre-Negotiated Restructuring, dated as of December 1, 2000 (the "Restructuring Agreement"), with the holders (the "Consenting Noteholders") of a majority in interest of the Notes. The Restructuring Agreement contemplates an expeditious and orderly sale of all of the Parent's operating assets and properties as going concerns.

     Under the terms of the Restructuring Agreement, the Parent is required to seek buyers for each of its operating businesses. In order to effectuate this liquidation, the Parent commenced the Bankruptcy Cases and has received approval from the Bankruptcy Court to sell its operating businesses through negotiated sales agreements either by way of motion to sell free and clear of liens under section 363 of the Bankruptcy Code, or under one or more plans of reorganization.

     As part of the restructuring contemplated in the Restructuring Agreement, the Parent, as debtor in possession, sought and obtained Bankruptcy Court approval to: (i) sell free and clear of liens pursuant to section 363 of the Bankruptcy Code substantially all of its assets; and (ii) assume and assign pursuant to section 365 of the Bankruptcy Code contracts used in its operations in Las Vegas, Nevada, Black Hawk, Colorado and Tunica, Mississippi to an affiliate of The Majestic Star Casino, LLC, an Indiana limited liability company ("Majestic"), pursuant to a Purchase and Sale Agreement, dated as of November 22, 2000, as amended on December 4, 2000 (the "Purchase Agreement"). On March 19, 2001, the Bankruptcy Court entered an order approving the Purchase Agreement with Majestic.

     The Restructuring Agreement provides a vehicle for liquidating the assets of the Parent in the Bankruptcy Court through Chapter 11 of the Bankruptcy Code. Upon execution of the Restructuring Agreement and before commencement of the Bankruptcy Cases, the Parent distributed $13.0 million in Excess Cash (as that term is defined in the Restructuring Agreement) to the trustee under the indenture (the "indenture Trustee") to be applied to unpaid and accrued indenture Trustee's fees and expenses incurred and as partial payment of accrued and unpaid interest and principal as provided in the indenture. In accordance with the Restructuring Agreement and as approved by the Bankruptcy Court, the Parent has been authorized and directed to make additional Excess Cash distributions during the Bankruptcy Cases. As part of the Restructuring Agreement, the Consenting Noteholders and the indenture Trustee agreed to forbear from exercising certain of their rights otherwise allowable under the Notes and the indenture.

     The parties to the Restructuring Agreement have each concluded that the fair market value of the Parent's real and personal property given as collateral for the Notes is less than the total outstanding principal and interest due under the Notes, and that the fair market value of the real and personal property not securing the Notes is less than the amount of the unsecured deficiency claim of the holders of the Notes. As a result, it is not expected that any distribution will be made to holders of the existing capital stock of the Parent or the

Properties. The Restructuring Agreement requires that as part of the liquidation process, all of the existing common stock of Fitzgeralds Tunica and Fitzgeralds Las Vegas is to be canceled and extinguished without payment therefor.

     Under the terms of the Restructuring Agreement, upon the closing of each sale of the Parent's assets, the net proceeds of the collateral for the Notes, less certain reserves for management incentives and other liabilities, must be distributed to the indenture Trustee for the benefit of and distribution to the holders of the Notes in accordance with the indenture. All of the Parent's assets remaining after such sales, including any registered notes received as part of the consideration for the sales of the Parent's assets and payment of remaining liabilities of the Parent, will be transferred to a liquidating trust created for the benefit of the holders of the Notes and others under the terms of the Restructuring Agreement.

     Pursuant to the Purchase Agreement, the Parent has agreed to: (i) sell free and clear of liens pursuant to section 363 of the Bankruptcy Code substantially all of the Properties' assets; and (ii) assume and assign pursuant to section 365 of the Bankruptcy Code contracts used in its operations at the Properties, as well as the Parent's interest in the Fremont Street Experience Limited Liability Company (collectively, the "Assets") to Majestic for $149.0 million in cash, subject to certain holdbacks and adjustments, plus the assumption of certain liabilities relating to the Assets. Majestic has deposited in escrow $2.0 million of the cash portion of the purchase price as an earnest money deposit. The Purchase Agreement contains customary representations, warranties, conditions and covenants and provides for (i) a dollar-for-dollar purchase price adjustment based on changes in each of the Properties' working capital and long-term debt, excluding debt related to the Notes, at closing, (ii) adjustment if the Properties' earnings before interest, income taxes, depreciation and amortization for the 12-month period prior to closing vary by 5% or more from a target earnings amount for such period and (iii) adjustments as may apply in the event that the Parent fails to obtain certain consents. The closing is contingent upon, among other things, Majestic obtaining financing of up to $137.0 million and approval of gaming authorities in Colorado, Mississippi and Nevada.

     Reorganization Items

     The Properties incurred pre-petition expenses of $38,967 in 2000 that were recorded post-petition and are classified as reorganization items on the statement of operations.

     Liabilities Subject to Compromise

     At December 31, 2000, liabilities subject to compromise consisted of the following:

     Liabilities subject to compromise:
         Due to related parties .............................    $ 225,774,418
         Unsecured creditors ................................           99,078
                                                                 -------------
                                                                 $ 225,873,496
                                                                 =============

3.   Summary of Significant Accounting Policies

     Combined Financial Statements--The combined financial statements of the Properties include the accounts of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and 101 Main Street Limited Liability Company. All inter-company balances and transactions have been eliminated.

     Cash and Cash Equivalents--Cash includes cash required for gaming operations. The Properties consider cash equivalents to include short-term investments with original maturities of ninety days or less.

     Inventories--Inventories consist principally of food and beverage and operating supplies and are stated at the lower of first-in, first-out cost or market.

     The estimated cost of normal operating quantities (base stock) of china, silverware, glassware, linen, uniforms and utensils has been recorded as an asset and is not being depreciated. Costs of base stock replacements are expensed as incurred.

     Property and Equipment--Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated service lives of the assets. Leasehold improvements are amortized over the life of the lease or the life of the asset, whichever is shorter. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expenses as incurred. Gains or losses on disposals are recognized. The Properties discontinued recording depreciation and amortization of their property and equipment subsequent to the filing of the Bankruptcy Cases.

     Restricted Cash--At December 31, 1999 and 2000, restricted cash represents U.S. Treasury Notes of $1,000,000 held in an escrow account for the benefit of certain land lessors related to Fitzgeralds Las Vegas. In 2000, $500,000 of this amount was reclassified as net assets held for sale. See Note 6.

     Goodwill--Goodwill represents the cost in excess of fair value of the net assets acquired in purchase transactions. Goodwill is being amortized using the straight-line method over 40 years and is recorded net of accumulated amortization. The Properties discontinued the amortization of their goodwill subsequent to the filing of the Bankruptcy Cases.

     Casino Revenue--Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

     Promotional Allowances--Operating revenues include the retail value of rooms, food and beverage provided to customers without charge; corresponding charges have been deducted from revenue in the accompanying combined statements of operations as promotional allowances in the determination of net operating revenues. The estimated costs of providing the complimentary services are charged to the casino department and are as follows:

                                          1998           1999          2000
                                          ----           ----          ----

     Hotel .........................  $ 1,971,386    $ 2,441,182    $ 2,528,282
     Food and beverage .............    9,079,439     10,141,593     10,935,259
     Other .........................      283,482        280,998        524,426
                                      -----------    -----------    -----------
                                      $11,334,307    $12,863,773    $13,987,967
                                      ===========    ===========    ===========

     Advertising Costs--Advertising expenditures are expensed in the period the advertising initially takes place. Direct response advertising costs are amortized over the period during which the benefits are expected.

     Federal Income Taxes--The Properties account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carry forwards.

     101 Main Street Limited Liability Company is a limited liability company formed under the laws of the state of Colorado, and, as such, is classified as a partnership for federal income tax purposes. Accordingly, no provision for federal or state income taxes was recorded because any taxable income or loss is included in the corporate income tax return of the Parent.

     Financial Reporting Period--The Properties have adopted a "4-4-5" (weeks) financial reporting period which maintains a December 31 year-end. This method of reporting results in 13 weeks in each quarterly accounting period. The first and fourth accounting periods will have a fluctuating number of days resulting from the maintenance of a December 31 year-end, whereas the second and third periods will have the same number of days each year.

     Fair Value of Financial Instruments--The Properties believe, based on current information, that the carrying value of the Properties' cash and cash equivalents, restricted cash, accounts receivable, advances, and accounts payable approximates fair value because of the short maturity of those instruments.

     Impairment of Long Lived Assets--The Properties review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Recently Issued Accounting Standards--On June 30, 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and hedging activities and is effective for the Properties' fiscal year ending December 31, 2001. Adoption of this statement will not have a material impact on their financial condition or results of operation.

     The Properties have implemented Emerging Issues Task Force ("EITF") No. 00-14, Accounting for Certain Sales Incentives, EITF No. 00-21, Accounting for Multiple-Element Revenue Arrangements, EITF No. 00-22, Accounting for `Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future, and EITF No. 00-25, Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products, requiring cash coupons or rebates to be classified as a reduction of revenue. Prior to implementation, the Properties expensed the cash coupons, players club reward program and other cash back programs as a casino or marketing expense. Such expenses have been reclassified to promotional allowances for all periods presented. The total amount of the reclassification was $6,370,126, $9,602,909 and $12,303,861 for 1998, 1999 and 2000, respectively.

     Bankruptcy Related Accounting--The Properties have accounted for all transactions related to the Bankruptcy Cases in accordance with Statement of Position 90-7 ("SOP 90-7"), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, which was issued by the American Institute of Certified Public Accountants in November 1990. Accordingly, liabilities subject to compromise under the Bankruptcy Cases have been segregated on the Combined Balance Sheets and are recorded for the amounts that are expected to be allowed under the Restructuring Agreement (see Note 2). In addition, the Combined Statements of Operations and the Combined Statements of Cash Flows for the year ended December 31, 2000 disclose expenses related to the Bankruptcy Cases under "Reorganization Items." The Properties will continue to present their Combined Statements of Cash Flows using the indirect method.

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities at the date of the financial statements. These estimates also affect the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.   Statements of Cash Flows Information

     The following supplemental disclosure is provided as part of the Combined Statements of Cash Flows for the years ended December 31, 1998, 1999 and 2000:

     Cash paid for interest, net of amounts capitalized, during the years ended December 31, 1998, 1999 and 2000 was $410,191, $225,072 and $67,600,
respectively.

     Certain non-cash operating, investing and financing activities were as follows:

     Long-term contracts payable of $2,643,074 in 1998, $368,888 in 1999 and $368,420 in 2000 were incurred with the acquisition of new equipment for all years presented.

     See Note 2 and Note 6, respectively, for a summary of Liabilities Subject to Compromise and Net Assets Held for Sale.

5.   Property and Equipment

     Property and equipment consists of the following at December 31,

                                                                                                        Estimated
                                                                    1999                2000           Service Life
                                                                    ----                ----           ------------
     Land used in casino operations ........................ $      10,281,006   $      10,748,949                --
     Buildings and improvements ............................        94,060,222          94,646,085        7-40 years
     Site improvements .....................................        15,270,443          20,930,897          20 years
     Barge and improvements ................................        12,896,235          12,896,235          15 years
     Furniture, fixtures and equipment .....................        53,837,543          55,288,988        3-12 years
                                                             -----------------   -----------------
                                                                   186,345,449         194,511,154
     Less accumulated depreciation and amortization ........       (60,417,017)        (70,612,350)
                                                             -----------------   -----------------
                                                                   125,928,432         123,898,804
     Construction in progress ..............................           754,020             760,878
                                                             -----------------   -----------------
                                                                   126,682,452         124,659,682
     Less net assets held for sale .........................                --        (124,659,682)
                                                             -----------------   -----------------
     Total ................................................. $     126,682,452   $              --
                                                             =================   =================

     Substantially all property and equipment is pledged as collateral on the Parent's long-term debt.

6.   Net Assets Held for Sale

     On December 1, 2000, the Parent entered into the Restructuring Agreement with the Consenting Noteholders. The Restructuring Agreement contemplates an expeditious and orderly sale of all of the Parent's operating assets and properties. Assets of the Properties of $4.0 million not included in Net Assets Held for Sale consist mainly of cash not transferable upon the close of a sale with Majestic. On March 19, 2001, the Parent received Bankruptcy Court approval to sell substantially all of its Assets to Majestic pursuant to the Purchase Agreement for $149.0 million in cash, subject to certain holdbacks and adjustments, plus the assumption of certain liabilities relating to the Assets. The closing is contingent upon, among other things, Majestic obtaining financing of up to $137.0 million and approval of gaming authorities in Colorado, Mississippi and Nevada. The components of Net Assets Held for Sale are subject to change at the closing of the sale upon mutual agreement between Majestic and the Properties.

     The components of the Net Assets Held for Sale as of December 31, 2000 are as follows:


                                                         Fitzgeralds   Fitzgeralds       Fitzgeralds
                                                          Las Vegas       Tunica         Black Hawk           Total
                                                          ---------       ------         ----------           -----
Assets:
    Cash and cash equivalents ........................ $  3,082,396   $   5,274,598    $   1,754,878    $   10,111,872
    Accounts receivable, net of allowance
       for doubtful accounts of $210,586 .............      696,054         539,510           55,420         1,290,984
    Inventories ......................................      445,572         445,722          153,204         1,044,498
    Prepaid gaming taxes .............................      566,788              --           48,052           614,840
    Other current assets .............................    1,506,705         366,376          109,802         1,982,883
    Property and equipment, net ......................   37,162,537      62,708,013       24,789,132       124,659,682
    Goodwill, net of accumulated
       amortization of $1,173,579 ....................           --              --       13,005,582        13,005,582
    Restricted cash ..................................      500,000              --               --           500,000
    Other non-current assets .........................      320,251         461,361          141,363           922,975
    Current portion of long term debt ................     (167,273)        (73,015)              --          (240,288)
    Accounts payable .................................     (514,831)       (809,013)        (227,676)       (1,551,520)
Accrued expenses:
    Payroll and related ..............................   (1,336,852)     (2,349,516)        (667,094)       (4,353,462)
    Progressive jackpots .............................     (269,561)       (322,665)        (387,602)         (979,828)
    Outstanding chips and tokens .....................     (104,175)        (91,247)         (39,152)         (234,574)
    Other ............................................     (788,550)     (1,095,992)      (1,152,148)       (3,036,690)
Long-term debt .......................................     (394,064)             --               --          (394,064)
                                                       ------------   -------------    -------------    --------------
                                                       $ 40,704,997   $  65,054,132    $  37,583,761    $  143,342,890
                                                       =============  =============    =============    ==============

7.   Long-Term Debt

     Long-term debt outstanding at December 31,

                                                                                         1999             2000
                                                                                         ----             ----

     Contracts payable secured by certain equipment due in maximum aggregate monthly installments of $51,673 and $32,842, with varying maturity dates through 2005 and 2003, respectively, and bearing interest at
         an average rate of 9 percent and 12 percent, respectively .................$      719,492    $      634,352
                                                                                    --------------    --------------

     Total debt ....................................................................       719,492           634,352
     Less net assets held for sale .................................................            --          (634,352)
     Less current portion ..........................................................      (422,030)               --
                                                                                    --------------    --------------
     Long-term debt ................................................................$      297,462    $           --
                                                                                    ==============    ==============


     The scheduled maturities of long-term debt are as follows for the year ending December 31,

     2001 ............................................................................................$      240,288
     2002 ............................................................................................       133,174
     2003 ............................................................................................       133,501
     2004 ............................................................................................        84,346
     2005 ............................................................................................        37,460
     Thereafter ......................................................................................         5,583
                                                                                                      --------------
         Total .......................................................................................$      634,352
                                                                                                      ==============


8.   Commitments

     Future minimum rental payments under operating leases with non-cancelable lease terms in excess of one year are as follows:

     Year Ending December 31,
     2001 ............................................................................................$    1,133,297
     2002 ............................................................................................       922,238
     2003 ............................................................................................       878,548
     2004 ............................................................................................       766,395
     2005 ............................................................................................       702,556
     Thereafter ......................................................................................         6,951
                                                                                                      --------------
              Total ..................................................................................$    4,409,985
                                                                                                      ==============

     Such operating lease commitments primarily relate to equipment, signs, warehouses and ground leases on which the Properties' buildings and equipment reside. Rent expense for the years ended December 31, 1998, 1999 and 2000 was $1,537,961, $2,183,428 and $1,732,028, respectively.

     Employment Agreements--Consistent with industry practice, the Properties have entered into employment agreements with certain of their executives and departmental directors. In accordance with the Restructuring Agreement, the Properties have agreed not to assume these employment agreements as provided in
Section 365 of the Bankruptcy Code.

9.   Profit Sharing Plan

     The Parent has a contributory profit-sharing plan for eligible employees. The Parent's contribution to the plan for any year, as determined by the Board of Directors, is discretionary. Contributions to the plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants.

     The Parent amended the plan to include a 401(k) savings plan whereby eligible employees may contribute up to 20% of their salary, which is matched by the Properties at 25 cents per employee dollar contributed, up to a maximum of 6% of their salary. The Properties' matching contributions were $195,935, $218,912 and $221,140 for the years ended December 31, 1998, 1999 and 2000.

     Each employee age 21 or older completing 1,000 or more hours of service during the twelve-month period preceding the entry dates, January 1, April 1, July 1 or October 1, is eligible to participate in the plan.

     In addition, the Properties contribute to multi-employer defined contribution pension plans under various union agreements. Contributions, based on wages paid to covered employees, were $430,071, $537,998 and $351,847 for the years ended December 31, 1998, 1999 and 2000.

10.  Impairment Loss

     In 1998, the Properties recorded an impairment loss of $798,607 related to their 17.76% ownership interest in the Fremont Street Experience, Limited Liability Company ("FSE"). This impairment loss was principally due to significant levels of operating losses by FSE. Management expects this trend to continue and, therefore, does not expect to recover its investment in this entity.

11.  Stockholder's Deficiency

     The Restructuring Agreement requires that all of the existing Common Stock of Fitzgeralds Tunica and Fitzgeralds Las Vegas be canceled and extinguished without payment therefor. It is not expected that any distribution will be made to holders of the existing capital stock of the Properties.

     As stated above, 101 Main Street Limited Liability Company is a limited liability company formed under the laws of the state of Colorado. Included in total stockholder's deficiency on the combined balance sheets is a total member's deficiency of $1,947,928 and $2,331,468 for 101 Main Street Limited Liability Company for 1999 and 2000, respectively.

12.  Income Taxes

     The Properties are included in Fitzgeralds Gaming Corporation's consolidated tax return. The information below appears as if the Properties were filing separate tax returns.

     A reconciliation of the income tax benefit with amounts determined by applying the statutory U.S. Federal income tax rate to combined loss before taxes is as follows:

                                                            1998               1999             2000
                                                            ----               ----             ----
     Tax benefit at U.S. statutory rate ............  $    7,340,658    $    5,524,332    $    3,687,104
     Increase in valuation allowance ...............      (7,419,796)       (5,489,867)       (3,553,559)
     Other .........................................          79,138           (34,465)         (133,545)
                                                      --------------    --------------    --------------
     Total .........................................  $           --    $           --    $           --
                                                      ==============    ==============    ==============


     The following summarizes the effect of deferred income tax items and the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax items comprising the Properties' net deferred tax asset as of December 31, 2000 are as follows:

                                                                    Current         Noncurrent           Total
                                                                    -------         ----------           -----
Deferred tax assets:
     Accrued and other liabilities ........................... $       535,104    $           --    $      535,104
     Bad debt reserve ........................................          31,285                --            31,285
     FICA credits not utilized ...............................              --           400,836           400,836
     NOL carryforward ........................................              --        24,786,490        24,786,490
     Other ...................................................           6,464            25,794            32,258
                                                               ---------------    --------------    --------------
                                                                       572,853        25,213,120        25,785,973
                                                               ---------------    --------------    --------------
Deferred tax liabilities:
     Prepaid expenses ........................................        (681,523)               --          (681,523)
     Difference between book and tax basis of property .......              --        (4,649,715)       (4,649,715)
     Intangibles .............................................              --          (710,827)         (710,827)
     Differences from flow through entity ....................              --           (98,482)          (98,482)
                                                               ---------------    --------------    --------------
                                                                      (681,523)       (5,459,024)       (6,140,547)
                                                                      (108,670)       19,754,096        19,645,426
Less: valuation allowance ....................................         108,670       (19,754,096)      (19,645,426)
                                                               ---------------    --------------    --------------
Net .......................................................... $            --    $           --    $           --
                                                               ===============    ==============    ==============


     The tax items comprising the Properties' net deferred tax asset as of December 31, 1999 are as follows:

                                                                    Current         Noncurrent           Total
                                                                    -------         ----------           -----
Deferred tax assets:
     Accrued and other liabilities ........................... $       675,497    $           --    $      675,497
     Bad debt reserve ........................................          67,292                --            67,292
     FICA credits not utilized ...............................              --           326,800           326,800
     NOL carryforward ........................................              --        19,929,636        19,929,636
     Differences from flow through entity ....................              --           122,889           122,889
     Other                                                                  --           116,513           116,513
                                                               ---------------    --------------    --------------
                                                                       742,789        20,495,838        21,238,627
                                                               ---------------    --------------    --------------
Deferred tax liabilities:
     Prepaid expenses ........................................        (517,570)               --          (517,570)
     Difference between book and tax basis of property .......              --        (4,968,026)       (4,968,026)
     Intangibles .............................................              --          (468,489)         (468,489)
                                                               ---------------    --------------    --------------
                                                                      (517,570)       (5,436,515)       (5,954,085)
                                                               ---------------    --------------    --------------
                                                                       225,219        15,059,323        15,284,542
Less: valuation allowance ....................................        (225,219)      (15,059,323)      (15,284,542)
                                                               ---------------    --------------    --------------
Net .......................................................... $            --    $           --    $           --
                                                               ===============    ==============    ==============

     Due to the uncertainty of the realization of certain tax carry forward items, a valuation allowance has been established in the amount of $19.6 million at December 31, 2000. Realization of a significant portion of the assets offset by the valuation allowance is dependent on the Properties generating sufficient taxable income prior to expiration of the loss and credit carryforwards.

     As of December 31, 2000, the Properties had a combined net operating loss carryforward of approximately $70.8 million and a tax credit carry forward of $0.4 million, which are available to offset future tax through 2020. The availability of the loss and credit carryforwards may be subject to limitations under sections 382 and 383 of the Internal Revenue Code in the event of a significant change of ownership.

13.  Contingencies

     Guarantee--The Properties are guarantors under various credit agreements, including the Parent's Notes totaling $205,000,000 in outstanding principal amount. In addition, substantially all of the Properties' assets serve as collateral under such agreements.

     Legal Matters--The Properties are a party to various legal actions relating to routine matters incidental to its business. The Properties do not believe that the outcome of such actions, individually or in the aggregate, will have a material adverse effect on their financial condition. See Note 16.

14.  Related Party Transactions

     Amounts due to/from the Parent and other wholly owned subsidiaries of the Parent at December 31, 1999 include receivables for $16,372 and registered notes payable of $210,643,609. Amounts due to/from the Parent and other wholly owned subsidiaries of the Parent at December 31, 2000 include receivables for $5,309 and registered notes payable of $225,774,418. The registered notes due to Parent have an effective interest rate of approximately 15.0 percent for 1999 and 2000 and are due December 15, 2004, the due date of the Notes.

     During the years ended December 31, 1998, 1999 and 2000, the Parent allocated approximately $1,000,000 to Fitzgeralds Las Vegas, Fitzgeralds Tunica, and Fitzgeralds Black Hawk for corporate overhead allocations. These costs are accounted for as general and administrative expenses.

     Prior to August 17, 1997, 101 Main Street Limited Liability Company had a management agreement with Fitzgeralds Black Hawk, Inc. ("FBHI"), a wholly owned subsidiary of the Parent, requiring a monthly fee of 8 percent of earnings before interest, depreciation and amortization. Effective August 17, 1997 through December 31, 1998, a new agreement for management services was entered into with Fitzgeralds Black Hawk, Inc.--II, a wholly owned subsidiary of FBHI, requiring an annual management fee of $1,000,000, payable in monthly installments. 101 Main Street Limited Liability Company incurred approximately $1,000,000 for management services for the year ended December 31, 1998, under the management agreement referred to above.

15.  Segment Information

     The Properties own and operate three Fitzgeralds casino-hotels: downtown Las Vegas, Nevada; Tunica, Mississippi; and Black Hawk, Colorado. The Properties identify their business in three segments based on geographic location. The Properties market in each of their segments primarily to middle-market customers, emphasizing their Fitzgeralds brand and their "Fitzgeralds Irish Luck" theme. The major products offered in each segment are as follows: casino, hotel (except for Fitzgeralds Black Hawk) and food and beverage.

     The accounting policies of each business segment are the same as those described in the summary of significant accounting policies. There are minimal inter-segment sales. The Properties evaluate business segment performance based on EBITDA (defined below). Corporate costs are allocated to the business segment through management fees.

     Assets are principally cash and cash equivalents, property and equipment and goodwill related to the acquisition of the remaining 78% membership interest in 101 Main Street Limited Liability Company. No single customer accounts for more than 10% of revenue.

         A summary of the Properties' operations by business segment for 1998, 1999 and 2000 is presented below:

                                                                                        Year Ended December 31,
                                                                                        -----------------------
                                                                                  1998          1999            2000
                                                                                  ----          ----            ----
                                                                                           (In thousands)
         Net operating revenues:
             Fitzgeralds Las Vegas ......................................    $      50,987    $     50,910   $     52,139
             Fitzgeralds Tunica .........................................           64,012          69,582         75,062
             Fitzgeralds Black Hawk .....................................           34,223          32,284         32,537
                                                                             -------------    ------------   ------------
                  Total .................................................    $     149,222    $    152,776   $    159,738
                                                                             =============    ============   ============
         Income (loss) from operations:
             Fitzgeralds Las Vegas ......................................    $        (594)   $     (1,115)  $         (7)
             Fitzgeralds Tunica .........................................            2,063           5,321          9,018
             Fitzgeralds Black Hawk .....................................            9,074           7,517          6,385
                                                                             -------------    ------------   ------------
                  Total .................................................    $      10,543    $     11,723   $     15,396
                                                                             =============    ============   ============
         Reconciliation of total business segment operating
             income to combined net loss before income tax and
             extraordinary item:
             Total segment operating income .............................    $      10,543    $     11,724   $     15,396
             Interest income ............................................              180             129            167
             Interest income--related party .............................               11              --             --
             Interest expense ...........................................             (391)           (210)           (71)
             Interest expense--related party ............................          (28,304)        (27,990)       (26,031)
             Other expense ..............................................           (3,308)             99              4
                                                                             -------------    ------------   ------------
                  Net loss before income tax ............................    $     (21,269)   $    (16,248)  $    (10,535)
                                                                             =============    ============   ============
         EBITDA(1):
             Fitzgeralds Las Vegas(2) ...................................    $       2,682    $      2,594   $      3,692
             Fitzgeralds Tunica .........................................            8,051          11,553         15,253
             Fitzgeralds Black Hawk .....................................           10,863           9,303          8,138
                                                                             -------------    ------------   ------------
                  Total .................................................    $      21,596    $     23,450   $     27,083
                                                                             =============    ============   ============
         Segment depreciation and amortization:
             Fitzgeralds Las Vegas ......................................    $       3,276    $      3,709   $      3,698
             Fitzgeralds Tunica .........................................            5,987           6,231          6,235
             Fitzgeralds Black Hawk .....................................            1,789           1,786          1,755
                                                                             -------------    ------------   ------------
                  Total .................................................    $      11,052    $     11,726   $     11,688
                                                                             =============    ============   ============
         Expenditures for additions to long-lived assets:
             Fitzgeralds Las Vegas ......................................    $       1,832    $      1,635   $      1,619
             Fitzgeralds Tunica .........................................            2,903           2,393          6,199
             Fitzgeralds Black Hawk .....................................            1,312             687          1,518
                                                                             -------------    ------------   ------------
                  Total .................................................    $       6,047    $      4,715   $      9,336
                                                                             =============    ============   ============

                                                        As of December 31,
                                                        ------------------
                                                       1999             2000
                                                       ----             ----
                                                          (In thousands)
         Segment assets:
             Fitzgeralds Las Vegas ..............   $     46,788   $     42,657
             Fitzgeralds Tunica .................         69,869         65,943
             Fitzgeralds Black Hawk .............         40,383         38,728
                                                    ------------   ------------
                  Total .........................        157,040        147,328
         Less: inter-company ....................             (7)            (8)
                                                    ------------   ------------
                  Total .........................   $    157,033   $    147,320
                                                    ============   ============

--------------------
(1) EBITDA is a supplemental financial measurement used by the Properties in the evaluation of its gaming business and by many gaming industry analysts. EBITDA is calculated by adding depreciation and amortization expense to income from operations. At any property, EBITDA is calculated after the allocation of corporate costs of the Parent. However, EBITDA should only be read in conjunction with all of the Properties' financial data summarized above and its financial statements prepared in accordance with generally accepted accounting principles ("GAAP") appearing elsewhere herein, and should not be construed as an alternative either to income from operations (as determined in accordance with GAAP) as an indication of the Properties' operating performance or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. This presentation of EBITDA may not be comparable to similarly titled measures reported by other companies.

(2) Fitzgeralds Las Vegas invested $800,000, $900,000 and $900,000 for 1998, 1999 and 2000, respectively, in the Fremont Street Experience, Limited Liability Company. Prior to 1999, such investments were reported under the equity method with no impact on earnings. The 1999 and 2000 investment was charged against earnings. See Note 10.

16.      Subsequent Events

  Central City Litigation

         On or about May 25, 2001, City of Central, Colorado ("Central City"), and certain businesses claiming to do business in Central City commenced an action, Civil Action No. 01-D-0964, in the United States District Court for the District of Colorado against the City of Black Hawk, Colorado ("Blackhawk"), certain companies alleged to do business in or about Blackhawk, and various individuals.

         101 Main Street Limited Liability Company, a wholly owned subsidiary of Fitzgeralds Black Hawk, Inc.--II, is a named defendant in the action. The claims against all defendants, including 101 Main Street Limited Liability Company, are predicated on 15 U.S.C. section 1 (Restraint of Trade), 15 U.S.C. section 2 (Monopolization), 15 U.S.C. section 2 (Attempted Monopolization), Colorado Revised Statute section 6-4-104 (Restraint of Trade), violation of Colorado Revised Statute section 6-4-105 (Monopolization), Colorado Revised Statute section 6-4-105 (Attempted Monopolization), 18 U.S.C. section 1962 (Racketeering), Colorado Revised Statute section 18-17-104 (Colorado Organized Crime Control Act), intentional interference with prospective economic advantage, civil conspiracy, tortious interference with contractual relations and inducing breach of contract. The plaintiffs in the action are seeking judgment by jury against all defendants for an amount in excess of $100.0 million. The principal cause of the action relating to 101 Main Street Limited Liability Company is that the defendants, including 101 Main Street Limited Liability Company, engaged in certain conduct to prevent the construction of a highway defined as the "Southern Access Road" that would provide access to travelers directly to Central City from Interstate 70 instead of requiring passage through Blackhawk.

         The complaint was filed after the commencement of the Bankruptcy Cases, and 101 Main Street Limited Liability Company has asserted that the action was commenced in violation of the automatic stay, section 362(a) of the Bankruptcy Code. On June 21, 2001, the Parent filed a Notice of Pending Bankruptcy Cases and Existence of the Automatic Stay. The District Court then stayed the action against the Properties.

         Subsequently, the plaintiffs filed a First Amended Complaint and Demand for July Trial in the action. Thus, the Properties are no longer named as a defendant. On October 8, 2001, plaintiff's attorneys also filed a motion in the Nevada bankruptcy proceedings to seek formal relief from the bankruptcy stay. The Properties will object to plaintiff's efforts to obtain relief from the stay in the bankruptcy proceeding. If plaintiffs are successful in obtaining relief from the bankruptcy stay, the plaintiffs plan to file a further amended complaint in the District Court again naming 101 Main Street Limited Liability Company as a defendant. The Properties believe that the claims asserted against 101 Main Street Limited Liability Company are without merit.

  Reliance

         From April 1, 1998 through September 30, 1999, the Properties' general liability insurance and worker's compensation insurance carrier was Reliance Insurance Company ("Reliance"). On May 29, 2001, a Pennsylvania court placed Reliance under the control of the Pennsylvania Insurance Department for rehabilitation. Thereafter, on October 3, 2001, Reliance was declared insolvent and placed under an order of liquidation by the Pennsylvania Commonwealth Court at the request of the Pennsylvania Insurance Department. At the present time, the Properties are unable to determine what effect this action may have on liability and worker's compensation claims which arose during the coverage period for which Reliance was the Properties' insurance carrier or whether any limitations on coverage would have a material adverse effect on the Properties' financial condition.

  Holiday Inn

         Upon notification by Majestic of its intent to not enter into a new franchise agreement with Holiday Inn Franchising, Inc. ("Inns"), the Parent filed a motion with the Bankruptcy Court on October 26, 2001 to remove its pre-petition franchise and other agreements with Inns from the list of agreements to be assumed and assigned to Majestic. On October 26, 2001, the Bankruptcy Court granted the motion. Assuming the Purchase Agreement is consummated, the Parent believes Inns will assert an unsecured claim in the Bankruptcy Cases based upon the liquidated damages provision of the franchise agreement with Inns which refers to a lump sum early termination payment equal to the last 36 months of fees paid pursuant to the franchise agreement (approximately $1.6 million as of the date hereof). While the Parent would contest the allowance of such a claim by the Bankruptcy Court, the Parent cannot predict the Bankruptcy Court's ultimate resolution of such a claim.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

      Supplemental Combining Schedule--Statement of Operations Information
                      for the Year Ended December 31, 1998

                                                                                101 Main Street
                                                 Fitzgeralds      Fitzgeralds      Limited      Eliminating    Combined
                                               Las Vegas, Inc. Mississippi, Inc. Liability Co.    Entries        Total
                                               --------------- ----------------- -------------    -------        -----
OPERATING REVENUES:
   Casino ...................................   $  35,813,027    $ 59,566,068     $35,086,253    $   --      $130,465,348
   Food and beverage ........................       9,180,899       7,628,290       2,490,835        --        19,300,024
   Rooms ....................................       7,965,104       7,856,909              --        --        15,822,013
   Other ....................................       1,597,751       1,256,489         254,616        --         3,108,856
                                                -------------    ------------     -----------    ------      ------------
         Total ..............................      54,556,781      76,307,756      37,831,704        --       168,696,241
     Less promotional allowances ............       3,569,658      12,295,798       3,608,670        --        19,474,126
                                                -------------    ------------     -----------    ------      ------------
         Net ................................      50,987,123      64,011,958      34,223,034        --       149,222,115
                                                -------------    ------------     -----------    ------      ------------

OPERATING COSTS AND EXPENSES:
   Casino ...................................      18,826,087      30,166,579      13,965,628        --        62,958,294
   Food and beverage ........................       9,987,583       3,432,984       1,227,158        --        14,647,725
   Rooms ....................................       6,313,816       4,433,633              --        --        10,747,449
   Other ....................................         891,608         364,850         654,657        --         1,911,115
   Selling, general and administrative ......      12,286,403      17,563,696       7,513,105        --        37,363,204
   Depreciation and amortization ............       3,275,894       5,987,026       1,788,630        --        11,051,550
                                                -------------    ------------     -----------    ------      ------------
         Total ..............................      51,581,391      61,948,768      25,149,178        --       138,679,337
                                                -------------    ------------     -----------    ------      ------------

INCOME (LOSS) FROM OPERATIONS ...............        (594,268)      2,063,190       9,073,856        --        10,542,778

OTHER INCOME (EXPENSE):
   Interest income ..........................          53,253          74,320          52,559        --           180,132
   Interest income--related party ...........          10,675              --              --        --            10,675
   Interest expense .........................        (238,155)        (92,032)        (61,115)       --          (391,302)
   Interest expense--related party ..........      (7,756,759)    (12,410,814)     (8,136,218)       --       (28,303,791)
   Equity in net loss of unconsolidated
    affiliate ...............................      (1,352,693)             --              --        --        (1,352,693)
   Impairment loss ..........................        (798,607)             --              --        --          (798,607)
   Other, net ...............................        (156,342)         10,000      (1,010,025)       --        (1,156,367)
                                                -------------    ------------     -----------    ------      ------------
LOSS BEFORE INCOME TAXES ....................     (10,832,896)    (10,355,336)        (80,943)       --       (21,269,175)
INCOME TAX (PROVISION) BENEFIT ..............              --              --              --        --                --
                                                -------------    ------------     -----------    ------      ------------
NET LOSS ....................................   $ (10,832,896)   $(10,355,336)    $   (80,943)   $   --      $(21,269,175)
                                                =============    ============     ===========    ======      ============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

      Supplemental Combining Schedule--Statement of Cash Flows Information
                      for the Year Ended December 31, 1998

                                                                                          101 Main Street
                                                             Fitzgeralds     Fitzgeralds       Limited
                                                              Las Vegas,     Mississippi,     Liability    Eliminating   Combined
                                                                 Inc.            Inc.            Co.         Entries       Total
                                                                 ----            ---             --          -------       -----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss ..............................................   $(10,832,896)   $(10,355,336)   $    (80,943)   $    --   $(21,269,175)
   Adjustments to reconcile net loss to net cash provided
     by operating activities, net of effects of
     acquisition:
     Depreciation and amortization .......................      3,275,894       5,987,026       1,788,630         --     11,051,550
     Impairment loss .....................................        798,607              --              --         --        798,607
     Equity in net loss of unconsolidated affiliate ......      1,352,693              --              --         --      1,352,693
     Other ...............................................        (25,178)        (10,000)         10,025         --        (25,153)
     Decrease in accounts receivable, net ................          8,744         100,858          44,366         --        153,968
     (Increase) decrease in inventories ..................        (33,519)        (73,901)          5,939         --       (101,481)
     Increase in prepaid expenses ........................       (436,755)        (89,009)        (21,778)        --       (547,542)
     (Increase) decrease in other assets .................        (17,814)          1,989          (9,865)        --        (25,690)
     Increase in accounts payable ........................        117,045         629,280          40,744         --        787,069
     Increase (decrease) in accrued and other
         liabilities .....................................        461,715         (40,972)        612,092         --      1,032,835
     Increase (decrease) in amounts due to related
         parties, net ....................................      8,966,576       7,251,437      (1,622,172)        --     14,595,841
                                                             ------------    ------------    ------------    -------   ------------
         Net cash provided by operating activities .......      3,635,112       3,401,372         767,038                 7,803,522
                                                             ------------    ------------    ------------    -------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of assets ..........................         25,179           9,997           4,852         --         40,028
   Acquisition of property and equipment .................       (728,422)     (2,036,865)       (635,769)        --     (3,401,056)
   Decrease in restricted cash ...........................         13,640          24,775              --         --         38,415
   Other .................................................       (803,488)             --              --         --       (803,488)
                                                             ------------    ------------    ------------    -------   ------------
         Net cash used in investing activities ...........     (1,493,091)     (2,002,093)       (630,917)        --     (4,126,101)
                                                             ------------    ------------    ------------    -------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt ...........................     (1,548,296)     (1,242,549)     (1,083,913)        --     (3,874,758)
                                                             ------------    ------------    ------------    -------   ------------
         Net cash used in financing activities ...........     (1,548,296)     (1,242,549)     (1,083,913)        --     (3,874,758)
                                                             ------------    ------------    ------------    -------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .....        593,725         156,730        (947,792)        --       (197,337)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR .............      2,520,113       3,947,343       2,478,136         --      8,945,592
                                                             ------------    ------------    ------------    -------   ------------
CASH AND CASH EQUIVALENTS, END OF YEAR ...................   $  3,113,838    $  4,104,073    $  1,530,344    $    --   $  8,748,255
                                                             ============    ============    ============    =======   ============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)
           Supplemental Combining Schedule--Balance Sheet Information
                              at December 31, 1999

                                                                                    101 Main Street
                                                      Fitzgeralds     Fitzgeralds       Limited
                                                       Las Vegas,     Mississippi,    Liability      Eliminating       Combined
                                                          Inc.            Inc.            Co.          Entries           Total
                                                     --------------   ------------  ---------------  -----------    ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents .......................  $   3,126,602    $  5,186,475     $ 1,964,948    $     --     $ 10,278,025
   Accounts receivable, net ........................        400,705         525,830         131,090          --        1,057,625
   Accounts receivable--related parties ............             --              --          13,164          --           13,164
   Inventories .....................................        592,342         388,299         162,386          --        1,143,027
   Prepaid expenses:
     Gaming taxes ..................................        823,922          28,295           1,642          --          853,859
     Other .........................................      1,254,297         549,266          79,028          --        1,882,591
                                                      -------------    ------------     -----------    --------     ------------
         Total current assets ......................      6,197,868       6,678,165       2,352,258          --       15,228,291
                                                      -------------    ------------     -----------    --------     ------------
PROPERTY AND EQUIPMENT, net ........................     39,242,446      62,744,015      24,695,991                  126,682,452
                                                      -------------    ------------     -----------    --------     ------------

OTHER ASSETS:
   Restricted cash .................................      1,000,000              --              --          --        1,000,000
   Goodwill, net ...................................             --              --      13,335,365          --       13,335,365
   Long-term accounts receivable--related parties ..          9,870              --              --      (6,662)(a)        3,208
   Other assets ....................................        337,536         446,411              --          --          783,947
                                                      -------------    ------------     -----------    --------     ------------
     Total other assets ............................      1,347,406         446,411      13,335,365      (6,662)      15,122,520
                                                      -------------    ------------     -----------    --------     ------------
TOTAL ..............................................  $  46,787,720    $ 69,868,591     $40,383,614    $ (6,662)    $157,033,263
                                                      =============    ============     ===========    ========     ============

LIABILITIES AND STOCKHOLDER'S
   DEFICIENCY

CURRENT LIABILITIES
Current portion of long-term debt ..................  $     197,972    $    224,058     $        --    $     --     $    422,030
   Accounts payable ................................      1,261,740       1,238,708         459,191          --        2,959,639
   Accrued and other:
     Payroll and related ...........................      1,270,382       1,917,766         564,465          --        3,752,613
     Progressive jackpots ..........................        333,852         287,452         546,722          --        1,168,026
     Outstanding chips and tokens ..................        159,630         423,999          73,033          --          656,662
     Interest ......................................         11,116              --                          --           11,116
     Other .........................................      1,074,916       3,400,052       1,157,402          --        5,632,370
                                                      -------------    ------------     -----------    --------     ------------
         Total current liabilities .................      4,309,608       7,492,035       2,800,813                   14,602,456
LONG-TERM DEBT, net of current portion .............        227,817          69,645              --          --          297,462
NOTES PAYABLE--RELATED PARTIES,
   net of current portion ..........................     80,760,541      90,359,001      39,530,729      (6,662)(b)  210,643,609
                                                      -------------    ------------     -----------    --------     ------------
         Total liabilities .........................     85,297,966      97,920,681      42,331,542      (6,662)     225,543,527
                                                      -------------    ------------     -----------    --------     ------------
STOCKHOLDER'S DEFICIENCY ...........................    (38,510,246)    (28,052,090)     (1,947,928)         --      (68,510,264)
                                                      -------------    ------------     -----------    --------     ------------
TOTAL ..............................................  $  46,787,720    $ 69,868,591     $40,383,614    $ (6,662)    $157,033,263
                                                      =============    ============     ===========    ========     ============

_________________
(a)       To eliminate intercompany accounts and notes receivable

(b)       To eliminate intercompany accounts and notes payable

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

      Supplemental Combining Schedule--Statement of Operations Information
                      for the Year Ended December 31, 1999

                                                                              101 Main Street
                                          Fitzgeralds        Fitzgeralds          Limited         Eliminating
                                        Las Vegas, Inc.   Mississippi, Inc.     Liability Co.        Entries        Combined Total
                                        ---------------   -----------------     -------------        -------        --------------
OPERATING REVENUES:
   Casino ............................   $  38,129,610      $  65,676,465      $  35,122,740      $          --     $ 138,928,815
   Food and beverage .................       8,502,928          7,936,527          2,289,609                 --        18,729,064
   Rooms .............................       8,465,897          7,827,721                 --                 --        16,293,618
   Other .............................       1,808,135          1,195,908            281,164                 --         3,285,207
                                         -------------      -------------      -------------      -------------     -------------
         Total .......................      56,906,570         82,636,621         37,693,513                 --       177,236,704
   Less promotional allowances .......       5,996,339         13,054,629          5,409,080                 --        24,460,048
                                         -------------      -------------      -------------      -------------     -------------
         Net .........................      50,910,231         69,581,992         32,284,433                 --       152,776,656
                                         -------------      -------------      -------------      -------------     -------------

OPERATING COSTS AND EXPENSES:
   Casino ............................      19,583,057         31,027,932         13,535,985                 --        64,146,974
   Food and beverage .................       7,695,608          2,929,046          1,168,417                 --        11,793,071
   Rooms .............................       6,101,345          4,599,896                 --                 --        10,701,241
   Other .............................         906,070            386,663            584,297                 --         1,877,030
   Selling, general and
     administrative ..................      14,029,853         19,085,794          7,693,145                           40,808,792
   Depreciation and amortization .....       3,709,225          6,231,109          1,785,751                 --        11,726,085
                                         -------------      -------------      -------------      -------------     -------------
         Total .......................      52,025,158         64,260,440         24,767,595                 --       141,053,193
                                         -------------      -------------      -------------      -------------     -------------
INCOME (LOSS) FROM OPERATIONS ........      (1,114,927)         5,321,552          7,516,838                           11,723,463

OTHER INCOME (EXPENSE):
   Interest income ...................          43,422             67,221             19,011                 --           129,654
   Interest expense ..................        (120,596)           (65,291)           (24,427)                --          (210,314)
   Interest expense--related party ...      (7,951,662)       (12,722,660)        (7,315,529)                --       (27,989,851)
   Other, net ........................         100,606                 --             (1,594)                --            99,012
                                         -------------      -------------      -------------      -------------     -------------
INCOME (LOSS) BEFORE INCOME TAXES ....      (9,043,157)        (7,399,178)           194,299                 --       (16,248,036)
INCOME TAX (PROVISION) BENEFIT .......              --                 --                 --                 --                --
                                         -------------      -------------      -------------      -------------     -------------
NET INCOME (LOSS) ....................   $  (9,043,157)     $  (7,399,178)     $     194,299      $          --     $ (16,248,036)
                                         =============      =============      =============      =============     =============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)
      Supplemental Combining Schedule--Statement of Cash Flows Information
                      for the Year Ended December 31, 1999

                                                                                         101 Main Street
                                                         Fitzgeralds      Fitzgeralds       Limited      Eliminating
                                                       Las Vegas, Inc. Mississippi, Inc.  Liability Co.    Entries   Combined Total
                                                       --------------- -----------------  -------------    -------   --------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss) ................................ $ (9,043,157)   $ (7,399,178)     $    194,299    $           $(16,248,036)
     Adjustments to reconcile net income (loss)
       to net cash provided by operating activities:
       Depreciation and amortization ..................    3,709,225       6,231,109         1,785,751          --      11,726,085
       Other ..........................................      (59,626)             --             1,594          --         (58,032)
       (Increase) decrease in accounts receivable, net       100,735         113,972           (78,617)         --         136,090
       Increase in inventories ........................      (80,012)        (23,278)          (32,376)         --        (135,666)
       (Increase) decrease in prepaid expenses ........     (380,727)        (54,012)           33,631          --        (401,108)
       (Increase) decrease in other assets ............       41,423        (190,879)           19,365          --        (130,091)
       Increase (decrease) in accounts payable ........   (1,096,585)     (1,453,520)           38,267          --      (2,511,838)
       Increase (decrease) in accrued and other
           liabilities ................................     (355,418)      1,031,932          (226,009)         --         450,505
       Increase (decrease) in amounts due to
           related parties, net .......................   10,196,712       5,808,510           (59,877)         --      15,945,345
                                                        ------------    ------------      ------------    --------    ------------
           Net cash provided by operating activities ..    3,032,570       4,064,656         1,676,028          --       8,773,254
                                                        ------------    ------------      ------------    --------    ------------


  CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of assets .....................       59,626              --            18,100          --          77,726
     Acquisition of property and equipment ............   (1,568,093)     (2,090,648)         (686,847)         --      (4,345,588)
                                                        ------------    ------------      ------------    --------    ------------
           Net cash used in investing activities ......   (1,508,467)     (2,090,648)         (668,747)         --      (4,267,862)
                                                        ------------    ------------      ------------    --------    ------------

  CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayment of long-term debt ......................   (1,511,339)       (891,606)         (572,677)         --      (2,975,622)
                                                        ------------    ------------      ------------    --------    ------------
           Net cash used in financing activities ......   (1,511,339)       (891,606)         (572,677)         --      (2,975,622)
                                                        ------------    ------------      ------------    --------    ------------
  NET INCREASE IN CASH AND CASH
     EQUIVALENTS ......................................       12,764       1,082,402           434,604          --       1,529,770
  CASH AND CASH EQUIVALENTS,
     BEGINNING OF YEAR ................................    3,113,838       4,104,073         1,530,344          --       8,748,255
                                                        ------------    ------------      ------------    --------    ------------
  CASH AND CASH EQUIVALENTS,
     END OF YEAR ...................................... $  3,126,602    $  5,186,475      $  1,964,948    $     --    $ 10,278,025
                                                        ============    ============      ============    ========    ============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)

           Supplemental Combining Schedule--Balance Sheet Information
                              at December 31, 2000

                                                                                  101 Main Street
                                                 Fitzgeralds       Fitzgeralds       Limited      Eliminating      Combined
                                               Las Vegas, Inc.  Mississippi, Inc.  Liability Co.    Entries          Total
                                               ---------------  -----------------  -------------    -------          -----
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ................   $   1,068,324     $    684,394     $   1,087,293    $             $  2,840,011
   Prepaid expenses: ........................                                                             --
     Gaming taxes ...........................         237,196           28,185                --          --           265,381
     Other ..................................         133,269          176,266            56,777          --           366,312
                                                -------------     ------------     -------------    --------      ------------
         Total current assets ...............       1,438,789          888,845         1,144,070          --         3,471,704
                                                -------------     ------------     -------------    --------      ------------

OTHER ASSETS:
   Net assets held for sale .................      40,704,997       65,054,132        37,583,761          --       143,342,890
   Restricted cash ..........................         500,000               --                --          --           500,000
   Long-term accounts receivable--related
     parties ................................          13,033               --                --      (7,724)(a)         5,309
                                                -------------     ------------     -------------    --------      ------------
          Total other assets ................      41,218,030       65,054,132        37,583,761      (7,724)      143,848,199
                                                -------------     ------------     -------------    --------      ------------
TOTAL .......................................   $  42,656,819     $ 65,942,977     $  38,727,831    $ (7,724)     $147,319,903
                                                =============     ============     =============    ========      ============

LIABILITIES AND STOCKHOLDER'S
   DEFICIENCY
CURRENT LIABILITIES:
   Payroll and related ......................   $     118,409     $    305,652     $      67,194    $     --      $    491,255
                                                -------------     ------------     -------------    --------      ------------
         Total current liabilities ..........         118,409          305,652            67,194          --           491,255
                                                -------------     ------------     -------------    --------      ------------
         Total liabilities not subject
           to compromise ....................         118,409          305,652            67,194          --           491,255
LIABILITIES SUBJECT TO COMPROMISE ...........      88,396,939       96,492,176        40,992,105      (7,724)(b)   225,873,496
                                                -------------     ------------     -------------    --------      ------------
         Total liabilities ..................      88,515,348       96,797,828        41,059,299      (7,724)      226,364,751
                                                -------------     ------------     -------------    --------      ------------
STOCKHOLDER'S DEFICIENCY ....................     (45,858,529)     (30,854,851)       (2,331,468)         --       (79,044,848)
                                                -------------     ------------     -------------    --------      ------------
TOTAL .......................................   $  42,656,819     $ 65,942,977     $  38,727,831    $ (7,724)     $147,319,903
                                                =============     ============     =============    ========      ============

_____________
(a)    To eliminate intercompany accounts and notes receivable
(b)    To eliminate intercompany accounts and notes payable.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)
      Supplemental Combining Schedule--Statement of Operations Information
                      for the Year Ended December 31, 2000

                                                                              101 Main Street
                                           Fitzgeralds      Fitzgeralds           Limited         Eliminating          Combined
                                         Las Vegas, Inc.  Mississippi, Inc.    Liability Co.         Entries             Total
                                         ---------------  -----------------    -------------         -------             -----
OPERATING REVENUES:
   Casino ............................   $  38,476,427      $  73,506,899      $  36,793,529      $          --      $ 148,776,855
   Food and beverage .................       8,541,003          8,658,645          2,386,565                 --         19,586,213
   Rooms .............................       8,452,168          8,147,904                 --                 --         16,600,072
   Other .............................       2,246,343            977,444            306,245                 --          3,530,032
                                         -------------      -------------      -------------      -------------      -------------
         Total .......................      57,715,941         91,290,892         39,486,339                 --        188,493,172
     Less promotional allowances .....       5,576,597         16,229,247          6,949,780                 --         28,755,624
                                         -------------      -------------      -------------      -------------      -------------
         Net .........................      52,139,344         75,061,645         32,536,559                 --        159,737,548
                                         -------------      -------------      -------------      -------------      -------------

OPERATING COSTS AND EXPENSES:
   Casino ............................      19,945,222         34,163,968         15,004,089                 --         69,113,279
   Food and beverage .................       7,487,388          3,241,141            780,436                 --         11,508,965
   Rooms .............................       6,672,465          4,231,886                 --                 --         10,904,351
   Other .............................         756,129            377,204            583,849                 --          1,717,182
   Selling, general and administrative      13,586,618         17,757,582          8,026,758                            39,370,958
   Depreciation and amortization .....       3,698,468          6,234,911          1,754,585                 --         11,687,964
   Reorganization items ..............              --             37,015              1,952                 --             38,967
                                         -------------      -------------      -------------      -------------      -------------
         Total .......................      52,146,290         66,043,707         26,151,669                 --        144,341,666
                                         -------------      -------------      -------------      -------------      -------------
INCOME (LOSS) FROM OPERATIONS ........          (6,946)         9,017,938          6,384,890                            15,395,882

OTHER INCOME (EXPENSE):
   Interest income ...................          49,433             88,699             29,314                 --            167,446
   Interest expense ..................         (52,923)           (16,561)            (1,898)                --            (71,382)
   Interest expense--related party ...      (7,386,790)       (11,848,387)        (6,795,846)                          (26,031,023)
   Other, net ........................          48,943            (44,450)                --                                 4,493
                                         -------------      -------------      -------------      -------------      -------------
NET LOSS .............................   $  (7,348,283)     $  (2,802,761)     $    (383,540)     $          --      $ (10,534,584)
                                         =============      =============      =============      =============      =============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

           FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
                  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
                             (Debtors-In-Possession)
          (Wholly Owned Subsidiaries of Fitzgeralds Gaming Corporation)
      Supplemental Combining Schedule--Statement of Cash Flows Information
                      for the Year Ended December 31, 2000

                                                                                         101 Main Street
                                                        Fitzgeralds       Fitzgeralds       Limited       Eliminating    Combined
                                                      Las Vegas, Inc.  Mississippi, Inc.   Liability Co.    Entries       Total
                                                      ---------------  -----------------   -------------    -------       -----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss .........................................  $ (7,348,283)    $ (2,802,761)     $   (383,540)     $          $(10,534,584)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
     Depreciation and amortization ..................     3,698,468        6,234,911         1,754,585          --       11,687,964
     Reorganization items incurred in
         connection with Chapter 11 and related
         legal proceedings ..........................            --           37,015             1,952          --           38,967
     Other ..........................................        (7,963)          44,450                --          --           36,487
     (Increase) decrease in accounts receivable, net.      (295,349)         (13,680)           75,670          --         (233,359)
     (Increase) decrease in inventories .............       146,770          (57,423)            9,182          --           98,529
     (Increase) decrease in prepaid expenses ........      (365,739)           6,734          (133,961)         --         (492,966)
     (Increase) decrease in other assets ............        17,285          (14,950)         (141,363)         --         (139,028)
     Decrease in accounts payable ...................      (746,909)        (429,695)         (231,515)         --       (1,408,119)
     Decrease in accrued and other liabilities ......      (232,349)      (1,864,197)          (28,432)         --       (2,124,978)
     Increase in amounts due to related parties, net.     7,599,558        6,067,908         1,466,808                   15,134,274
     Increase in liabilities subject to compromise ..        33,677           65,267             7,733                      106,677
                                                       ------------     ------------      ------------      ------     ------------
     Net cash provided by operating activities
         before reorganization items ................     2,499,166        7,273,579         2,397,119          --       12,169,864
     Reorganization items incurred in connection
         with Chapter 11 and related legal
         proceedings.................................            --          (37,015)           (1,952)                     (38,967)
                                                       ------------     ------------      ------------      ------     ------------
         Net cash provided by operating activities ..     2,499,166        7,236,564         2,395,167                   12,130,897
                                                       ------------     ------------      ------------      ------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of assets .....................         7,963               --               500          --            8,463
   Acquisition of property and equipment ............    (1,250,139)      (6,243,359)       (1,518,444)         --       (9,011,942)
                                                       ------------     ------------      ------------      ------     ------------
         Net cash used in investing activities ......    (1,242,176)      (6,243,359)       (1,517,944)         --       (9,003,479)
                                                       ------------     ------------      ------------      ------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt ......................      (232,872)        (220,688)               --          --         (453,560)
                                                       ------------     ------------      ------------      ------     ------------
         Net cash used in financing activities ......      (232,872)        (220,688)               --          --         (453,560)
                                                       ------------     ------------      ------------      ------     ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS ...........     1,024,118          772,517           877,223          --        2,673,858
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ........     3,126,602        5,186,475         1,964,948          --       10,278,025
INCREASE IN CASH AND CASH EQUIVALENTS
   INCLUDED IN NET ASSETS HELD FOR SALE .............    (3,082,396)      (5,274,598)       (1,754,878)         --      (10,111,872)
                                                       ------------     ------------      ------------      ------     ------------
CASH AND CASH EQUIVALENTS, END OF YEAR ..............  $  1,068,324     $    684,394      $  1,087,293      $   --     $  2,840,011
                                                       ============     ============      ============      ======     ============